UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2018

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2018, the shareholders of Charles & Colvard, Ltd. (the “Company”) approved the adoption of the Charles & Colvard, Ltd. 2018 Equity Incentive Plan (the “Plan”) to provide for the grant of equity-based awards to selected employees, directors, and consultants of the Company and its affiliates. The Board of Directors of the Company previously approved the adoption of the Plan on September 20, 2018, subject to shareholder approval of the Plan. Also on September 20, 2018, the Compensation Committee of the Board of Directors approved the forms of award agreements to be used under the Plan, including a Restricted Stock Award Agreement, Employee Incentive Stock Option Agreement, Employee Nonqualified Stock Option Agreement, Non-Employee Director Nonqualified Stock Option Agreement, and Independent Contractor Nonqualified Stock Option Agreement (each, a “Form Award Agreement,” and collectively, the “Form Award Agreements”). The Plan will terminate automatically on September 20, 2028.

The terms of the Plan are set forth under the caption “Proposal No. 2—Approval of Charles & Colvard, Ltd. 2018 Equity Incentive Plan” in the Company’s definitive proxy statement for the Company’s 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 1, 2018 (the “Proxy Statement”).  Such description is incorporated herein by reference and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Form Award Agreements provide more specific terms with regard to, among other things, the size and term of each respective award, vesting of awards (including acceleration of vesting in the event of a change in control, subject to certain limitations), and forfeiture of awards in connection with a termination of continuous service. The form of Restricted Stock Award Agreement also contains provisions related to the vesting and forfeiture of awards based on the achievement of performance goals. The foregoing description of the Form Award Agreements is qualified in its entirety by reference to the Form Award Agreements, which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on November 8, 2018. The shareholders considered four proposals, each of which is described in more detail in the Proxy Statement.

Proposal 1: To elect six nominees described in the Proxy Statement to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Anne M. Butler	6,737,033	683,838	11,762,098
Benedetta Casamento	6,730,720	690,151	11,762,098
Neal I. Goldman	6,387,091	1,033,780	11,762,098
Jaqui Lividini	6,738,901	681,970	11,762,098
Suzanne Miglucci	6,821,589	599,282	11,762,098
Ollin B. Sykes	6,832,061	588,810	11,762,098

All director nominees were duly elected.

Proposal 2: To approve the Charles & Colvard, Ltd. 2018 Equity Incentive Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
5,281,719	1,676,603	462,549	11,762,098

Proposal 2 was approved.

Proposal 3: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. The votes were cast as follows:

For	Against	Abstain
18,522,505	44,480	615,991

Proposal 3 was approved.

Proposal 4: To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
4,941,295	2,053,544	426,031	11,762,099

Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. 2018 Equity Incentive Plan

10.2	Form of Restricted Stock Award Agreement under the Charles & Colvard, Ltd. 2018 Equity Incentive Plan

10.3	Form of Employee Incentive Stock Option Agreement under the Charles & Colvard, Ltd. 2018 Equity Incentive Plan

10.4	Form of Employee Nonqualified Stock Option Agreement under the Charles & Colvard, Ltd. 2018 Equity Incentive Plan

10.5	Form of Non-Employee Director Nonqualified Stock Option Agreement under the Charles & Colvard, Ltd. 2018 Equity Incentive Plan

10.6	Form of Independent Contractor Nonqualified Stock Option Agreement under the Charles & Colvard, Ltd. 2018 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

November 9, 2018	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer